Exhibit 99n.1
                                                                   -------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form N-2 and the inclusion of our report dated September 27, 2001, which report includes an explanatory paragraph concerning significant estimates in the valuation of loans receivable with respect to the consolidated financial statements for the years ended June 30, 2001, 2000 and 1999.


                                                   /s/ MARCUM & KLIEGMAN LLP


New York, New York
December 20, 2001